Exhibit 99.1
Bookham Confirms First Quarter Fiscal 2009 Guidance And Will
Announce First Quarter Financial Results October 23, 2008
SAN JOSE, Calif., – October 9, 2008 – Bookham, Inc. (“Bookham”) (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, announced today, that in view of recent economic conditions and information, the guidance for its financial results for its first fiscal quarter 2009, ended September 27, 2008, is updated to include a narrowed revenue range of $66 million to $67 million from its prior range of $64 million to $68 million. The company is also announcing that the non-GAAP gross margin and the Adjusted EBITDA will be around the top end of the range previously disclosed. The company’s prior guidance, as issued on July 24, 2008, stated a non-GAAP gross margin between 22 percent and 26 percent, which excludes stock compensation and one-time costs related to the transfer of San Jose photonics operations to Shenzhen, China, and Adjusted EBITDA of negative $2.0 million to positive $2.0 million.
Bookham cautions that its anticipated results are preliminary, based on the best information currently available and are subject to completion of preparation of the financial statements for the first quarter of fiscal 2009.
Bookham will announce its first quarter 2009 financial results on Thursday, October 23, 2008 and will hold a conference call to discuss its first quarter 2009 financial results at 4:30 p.m. ET.
Date: Thursday, October 23, 2008
Time: 4:30 p.m. ET/1:30 p.m. PT
Dial-in: (480) 248-5081
Passcode: None required
Replay: (303) 590-3030
Passcode: 3928193
Duration: Through October 30, 2008
A webcast of the call will be available in the investors section of Bookham’s website at www.bookham.com.
About Bookham
Bookham, Inc. is a leading provider of high performance optical products, spanning from components to advanced subsystems. The company designs and manufactures a broad range of solutions tailored for the telecommunications optical infrastructure and selected markets, including industrial, life sciences, semiconductor, and scientific. The Company utilizes proprietary core technologies and a vertically integrated manufacturing organization to provide its customers with cost-effective and innovative devices, as well as flexible, scalable product delivery. Bookham is a global company, headquartered in San Jose, Calif., with leading edge chip fabrication facilities in the UK and Switzerland, and manufacturing sites in the USA and China.
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the USA or other countries.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including guidance regarding Bookham’s anticipated financial results for the quarter ended September 27, 2008, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Bookham’s most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. These include continued demand for optical components, changes in inventory and product mix, no further degradation in the exchange rate of the United States dollar relative to U.K, China and Switzerland currencies, and the continued ability of the Company to maintain requisite financial resources. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement .
For more information contact:
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@bookham.com